SUPPLEMENT
TO PROSPECTUS SUPPLEMENT DATED June 26, 1998
(To Prospectus dated March 18, 1998)


                                  CWMBS, INC.
                                   Depositor

                                  Countrywide
                               Home Loans, Inc.
                                    Seller

                      Countywide Home Loans Servicing LP
                                Master Servicer

                         Alternative Loan Trust 1998-4
                                    Issuer


              Mortgage Pass-Through Certificates, Series 1998-12
                          __________________________


The Class II-A-1 certificates           The Class II-A-1 Certificates
represent obligations of the trust
only and do not represent an            o   This supplement relates to the
interest in or obligation of CWMBS,         offering of the Class II-A-1
Inc., Countrywide Home Loans, Inc.          certificates of the series
or any of their affiliates.                 referenced above. This supplement
                                            does not contain complete
This supplement may be used to              information about the offering of
offer and sell the offered                  the Class II-A-1 certificates.
certificates only if accompanied by         Additional information is
the prospectus supplement and the           contained in the prospectus
prospectus.                                 supplement dated June 26, 1998
                                            prepared in connection with the
                                            offering of the offered
                                            certificates of the series
                                            referenced above and in the
                                            prospectus of the depositor dated
                                            March 18, 1998. You are urged to
                                            read this supplement, the
                                            prospectus supplement and the
                                            prospectus in full.

                                        o   As of the December 26, 2001, the
                                            class certificate balance of the
                                            Class II-A-1 certificates was
                                            approximately $48,247,042.

Neither the SEC nor any state securities commission has approved these securities or determined that this supplement, the prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

This supplement is to be used by Countrywide Securities Corporation, an affiliate of CWMBS, Inc. and Countrywide Home Loans, Inc., in connection with offers and sales relating to market making transactions in the Class II-A-1 certificates in which Countrywide Securities Corporation acts as principal. Countrywide Securities Corporation may also act as agent in such transactions. Sales will be made at prices related to the prevailing prices at the time of sale.

January 22, 2002

                               THE MORTGAGE POOL

     As of December 1, 2001 (the "Reference Date"), Loan Group 2 included approximately 1,521 Mortgage Loans having an aggregate Stated Principal Balance of approximately $149,835,943.

     The following table summarizes the delinquency and foreclosure experience of the Mortgage Loans as of the Reference Date.


                                                                       As of
                                                                     December 1,
                                                                        2001
       Total Number of Mortgage Loans in Loan Group 2...............
       Delinquent Mortgage Loans and
       Pending Foreclosures at Period End (1)
                30-59 days..........................................    2.17%
                                                                        -----
                60-90 days..........................................    0.39%
                                                                        -----
                91 days or more (excluding pending foreclosures)....    0.07%
                                                                        -----
                Total Delinquencies.................................    2.63%
                                                                        =====
       Foreclosures Pending.........................................    0.20%
                                                                        -----
       Total Delinquencies and foreclosures pending.................    2.83%
                                                                        =====

______________
(1) As a percentage of the total number of Mortgage Loans as of the Reference Date.

     Certain information as to the Mortgage Loans as of the Reference Date is set forth in Exhibit 1 in tabular format. Other than with respect to rates of interest, percentages (approximate) are stated in such tables by Stated Principal Balance of the Mortgage Loans as of the Reference Date and have been rounded in order to total 100.00%.

                          SERVICING OF MORTGAGE LOANS

The Master Servicer

     Countrywide Home Loans Servicing LP will act as Master Servicer under the Agreement.

Foreclosure and Delinquency Experience

     The following table summarizes the delinquency, foreclosure and loss experience, respectively, on the dates indicated, of all mortgage loans originated or acquired by Countrywide Home Loans, Inc., serviced or master serviced by Countrywide Home Loans, Inc. and its subsidiaries and securitized by the Depositor. The delinquency, foreclosure and loss percentages may be affected by the size and relative lack of seasoning of such servicing portfolio which increased from approximately $8.671 billion at February 28, 1997, to approximately $11.002 billion at February 28, 1998, to approximately $15.381 billion at February 28, 1999, to approximately $17.759 billion at February 29, 2000, to approximately $21.251 billion at February 28, 2001 and to approximately $23.687 billion at November 31, 2001. Accordingly, the information should not be considered as a basis for assessing the likelihood, amount or severity of delinquency or losses on the Mortgage Loans and no assurances can be given that the foreclosure, delinquency and loss experience presented in the table below will be indicative of such experience on the Mortgage Loans:


                                                      At February 28, (29),                       Period Ended
                                                                                                  November 30,

                                      1998            1999            2000            2001            2001
                                      ----            ----            ----            ----            ----
Delinquent Mortgage Loans and
     Pending Foreclosures at
     Period End:
         30-59 days.............      1.08%           1.03%           1.37%           1.61%           1.63%
         60-89 days.............      0.16            0.18            0.22            0.28            0.40
         90 days or more
              (excluding
              pending
              foreclosures).....      0.16            0.12            0.16            0.14            0.21
                                      ----            ----            ----            ----            ----
         Total of delinquencies.
                                      1.40%           1.33%           1.75%           2.03%           2.24%
                                      ====            ====            ====            ====            ====
Foreclosures pending............      0.17%           0.14%           0.16            0.27%           0.30%
                                      ====            ====            ====            ====            ====
Total delinquencies and
     foreclosures pending.......      1.57%           1.47%           1.92%           2.30%           2.53%
                                      ====            ====            ====            ====            ====
Net Gains/(Losses) on
     liquidated loans (1) ......  $(2,662,000)    $(3,704,605)    $(3,076,240)    $(2,988,604)    $(2,402,816)
Percentage of Net
     Gains/(Losses) on
     liquidated loans (1)(2) ...     (0.024)%        (0.0018)%       (0.017)%        (0.014)%        (0.009)%
Percentage of Net
     Gains/(Losses) on
     liquidated loans (based on
     average outstanding             (0.027)%        (0.021)%        (0.018)%        (0.015)%        (0.010)%
     principal balance)(1) .....

_________________

(1) "Net Gains (Losses)" are actual gains or losses incurred on liquidated properties which are calculated as net liquidation proceeds less book value (excluding loan purchase premium or discount).
(2) Based upon the total principal balance of the mortgage loans outstanding on the last day of the indicated period.



                 DESCRIPTION OF THE CLASS II-A-1 CERTIFICATES

     The Class II-A-1 Certificates will be entitled to receive interest in the amount of the Interest Distribution Amount for such Class as described in the Prospectus Supplement under "Description of the Certificates -- Interest". The Class II-A-1 Certificates are allocated principal payments as described in the Prospectus Supplement under "Description of the Certificates -- Principal".

     As of December 26, 2001 (the "Certificate Date"), the Class Certificate Balance of the Class II A-1 Certificates was approximately $48,247,042.32 evidencing a beneficial ownership interest of approximately 23.2080% in the Trust Fund. As of the Certificate Date, the Group 2 Senior Certificates had an aggregate principal balance of approximately $134,770,524 and evidenced in the aggregate, a beneficial ownership interest of approximately 6.48279% in the Trust Fund. As of the Certificate Date, the Subordinated Certificates had an aggregate principal balance of $19,829,922.98 and evidenced in the aggregate, a beneficial ownership interest of approximately 9.5387% in the Trust Fund. For additional information with respect to the Class II A-1 Certificates, see "Description of the Certificates" in the Prospectus Supplement.

Reports to Certificateholders

     The monthly statement for December 2001, that has been furnished to Certificateholders of record on the most recent Distribution Date, is included herein as Exhibit 2.

Revised Structuring Assumptions

     Unless otherwise specified, the information in the tables appearing in this Supplement under "Yield, Prepayment and Maturity Considerations -- Decrement Table" has been prepared on the basis of the following assumed characteristics of the Mortgage Loans and the following additional assumptions (collectively, the "Revised Structuring Assumptions"): (i) the Mortgage Loans prepay at the specified Constant Prepayment Rate (as defined below), (ii) no defaults in the payment by Mortgagors of principal of any interest on the Mortgage Loans are experienced, (iii) scheduled payments on the Mortgage Loans are received on the first day of each month commencing in the calendar month following the Reference Date and are computed prior to giving effect to prepayments received on the last day of the prior month, (iv) prepayments are allocated as described herein without giving effect to loss and delinquency tests, (v) there are no Net Interest Shortfalls and prepayments represent prepayments in full of individual Mortgage Loans and are received on the last day of each month, commencing in the calendar month of the Reference Date,
(vi) the scheduled monthly payment for each Mortgage Loan will amortize in amounts sufficient to repay the balance of such Mortgage Loan by its indicated remaining term to maturity, (vii) the Class Certificate Balance of the Class II-A-1 Certificates is $48,247,042, (viii) interest accrues on the Class II-A-1 Certificates at the applicable interest rate described in the Prospectus Supplement, (ix) distributions in respect of the Certificates are received in cash on the 25th day of each month commencing in the calendar month following the Reference Date, (x) the closing date of the sale of the Class II-A-1 Certificates is January 22, 2002, (xi) the Seller is not required to repurchase or substitute for any Mortgage Loan, (xii) the Master Servicer does not exercise the option to repurchase the Mortgage Loans described in the Prospectus Supplement under the headings "--Optional Purchase of Defaulted Loans" and "--Optional Termination" and (xiii) no Class of Certificates become a Restricted Class. While it is assumed that each of the Mortgaged Loans prepays at the specified constant percentages of CPR, this is not likely to be the case. Moreover, discrepancies will exist between the characteristics of the actual Mortgage Loans as of the Reference Date and characteristics of the Mortgage Loans assumed in preparing the tables herein.

     Prepayments of mortgage loans commonly are measured relative to a prepayment standard or model. The model used in this Prospectus Supplement (the "Prepayment

Assumption") represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans. A 100% Prepayment Assumption assumes a Constant Prepayment Rate ("CPR") of 4.0% per annum of the then outstanding principal balance of such mortgage loans in the first month of the life of the mortgage loans and an additional 1.09090909% (precisely 12/11) per annum in each month thereafter until the eleventh month. Beginning in the twelfth month and in each month thereafter during the life of the mortgage loans, a 100% Prepayment Assumption assumes a CPR of 16% per annum each month. As used herein, a 50% Prepayment Assumption assumes prepayment rates equal to 50% of the Prepayment Assumption. Correspondingly, a 200% Prepayment Assumption assumes prepayment rates equal to 200% of the Prepayment Assumption, and so forth. The Prepayment Assumption does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans.

                 YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

Decrement Table

     The following table indicates the percentage of the Certificate Date Class Certificate Balance of the Class II-A-1 Certificates that would be outstanding after each of the dates shown at various CPR and the corresponding weighted average life thereof. The table has been prepared based on the Revised Structuring Assumptions. However, all of the Mortgage Loans may not have the interest rates or remaining terms to maturity described under "Revised Structuring Assumptions" herein and the Mortgage Loans may not prepay at the indicated CPR or at any constant percentage.

                         Percent of Class Certificate
                             Balance Outstanding*

                                                   Class II-A-1
                                                        CPR
         Distribution Date              0%      50%     100%     150%     200%
         -----------------              --      ---     ----     ----     ----
Initial Percentage...............       39       38       37      36        35
January 22, 2003.................       38       32       25      19        13
January 25, 2004.................       37       26       16       6         0
January 25, 2005.................       36       21        8       0         0
January 25, 2006.................       35       16        2       0         0
January 25, 2007.................       34       12        0       0         0
January 25, 2008.................       33        8        0       0         0
January 25, 2009.................       31        5        0       0         0
January 25, 2010.................       30        1        0       0         0
January 25, 2011.................       28        0        0       0         0
January 25, 2012.................       26        0        0       0         0
January 25, 2013.................       25        0        0       0         0
January 25, 2014.................       22        0        0       0         0
January 25, 2015.................       20        0        0       0         0
January 25, 2016.................       18        0        0       0         0
January 25, 2017.................       15        0        0       0         0
January 25, 2018.................       13        0        0       0         0
January 25, 2019.................       10        0        0       0         0
January 25, 2020.................        7        0        0       0         0
January 25, 2021.................        4        0        0       0         0
January 25, 2022.................        0        0        0       0         0
January 25, 2023.................        0        0        0       0         0
                                         -        -        -       -         -
Weighted Average Life (years) **.     12.35      3.67     1.87    1.20      0.86

__________________________
*    Rounded to the nearest whole percentage.
** Determined as specified under "Weighted Average Lives of the Offered Certificates" in the Prospectus Supplement.

                              CREDIT ENHANCEMENT

     As of the Reference Date, the Special Hazard Loss Coverage Amount, Bankruptcy Loss Coverage Amount and Fraud Loss Coverage Amount were approximately $0 and $0 and $3,810,629 respectively.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     Prospective investors should consider carefully the income tax consequences of an investment in the Class II-A-1 Certificates discussed under the sections titled "Certain Federal Income Tax Consequences" in the Prospectus Supplement and the Prospectus, which the following discussion supplements. Prospective investors should consult their tax advisors with respect to those consequences.

Foreign Investors

     A Foreign Investor who is an individual or corporation (or an entity treated as a corporation for federal income tax purposes) holding the Certificates on its own behalf will not be subject to United States Federal income taxes on payments of principal, premium, interest or original issue discount on a Certificate, unless such Foreign Investor is a direct or indirect 10% or greater certificateholder of the Trust Fund, a controlled foreign corporation related to the Trust Fund or a bank receiving interest described in section 881(c)(3)(A) of the Code. To qualify for the exemption from taxation, the Withholding Agent, as defined below, must have received a statement from the individual or corporation that:

     - is signed under penalties of perjury by the beneficial owner of the Certificate,

     -    certifies that such owner is not a U.S. Holder, and

     -    provides the beneficial owner's name and address.

     A "Withholding Agent" is the last United States payor (or a non-U.S. payor who is a qualified intermediary, U.S. branch of a foreign person, or withholding foreign partnership) in the chain of payment prior to payment to a Foreign Investor (which itself is not a Withholding Agent).

     Generally, this statement is made on an IRS Form W-8BEN ("W-8BEN"), which is effective for the remainder of the year of signature plus three full calendar years unless a change in circumstances makes any information on the form incorrect. Notwithstanding the preceding sentence, a W-8BEN with a U.S. taxpayer identification number will remain effective until a change in circumstances makes any information on the form incorrect, provided that the Withholding Agent reports at least annually to the beneficial owner on IRS Form 1042-S. The beneficial owner must inform the Withholding Agent within 30 days of such change and furnish a new W-8BEN. A Certificate Owner who is not an individual or corporation (or an entity treated as a corporation for federal income tax purposes) holding the Certificates on its own behalf may have substantially increased reporting requirements. In particular, in the case of Certificates held by a foreign partnership (or foreign trust), the partnership (or trust) will be required to provide the certification from each of its partners (or beneficiaries), and the partnership (or trust) will be required to provide certain additional information.

     A foreign Certificate Owner whose income with respect to its investment in a Certificate is effectively connected with the conduct of a U.S. trade or business would generally be taxed as if the holder was a U.S. person provided the holder provides to the Withholding Agent an IRS Form W-8ECI.

     Certain securities clearing organizations, and other entities who are not beneficial owners, may be able to provide a signed statement to the Withholding Agent. However, in such case, the signed statement may require a copy of the beneficial owner's W-8BEN (or the substitute form).

     Generally, a Foreign Investor will not be subject to federal income taxes on any amount which constitutes capital gain upon retirement or disposition of a Certificate, unless such Foreign Investor is an individual who is present in the United States for 183 days or more in the taxable year of the disposition and such gain is derived from sources within the United States. Certain other exceptions may be applicable, and a Foreign Investor should consult its tax advisor in this regard.

     The Certificates will not be includible in the estate of a Foreign Investor unless the individual is a direct or indirect 10% or greater certificateholder of the Trust Fund or, at the time of such individual's death, payments in respect of the Certificates would have been effectively connected with the conduct by such individual of a trade or business in the United States.

Backup Withholding

     Backup withholding of United States Federal income tax may apply to payments made in respect of the Certificates to registered owners who are not "exempt recipients" and who fail to provide certain identifying information (such as the registered owner's taxpayer identification number) in the required manner. Generally, individuals are not exempt recipients, whereas corporations and certain other entities generally are exempt recipients. Payments made in respect of the Certificates to a U.S. Holder must be reported to the IRS, unless the U.S. Holder is an exempt recipient or establishes an exemption. Compliance with the identification procedures described in the preceding section would establish an exemption from backup withholding for those Foreign Investors who are not exempt recipients.

     In addition, upon the sale of a Certificate to (or through) a broker, the broker must report the sale and backup withhold on the entire purchase price, unless either (i) the broker determines that the seller is a corporation or other exempt recipient or (ii) the seller certifies that such seller is a Foreign Investor (and certain other conditions are met). Certification of the registered owner's non-U.S. status would be made normally on an IRS Form W-8BEN under penalties of perjury, although in certain cases it may be possible to submit other documentary evidence.

     Any amounts withheld under the backup withholding rules from a payment to a beneficial owner would be allowed as a refund or a credit against such beneficial owner's United States federal income tax provided the required information is furnished to the IRS.

Prospective investors are strongly urged to consult their own tax advisors with respect to the Withholding Regulations.

                             ERISA CONSIDERATIONS

     Prospective purchasers of the Class II-A-1 Certificates should consider carefully the ERISA consequences of an investment in such Certificates discussed under "ERISA Considerations" in the Prospectus, the Prospectus Supplement and herein, and should consult their own advisors with respect to those consequences. As described in the Prospectus Supplement, it is expected that the Exemptions will apply to the acquisition and holding of Class II-A-1 Certificates by Plans and that all conditions of the Exemptions other than those within the control of purchasers of the Certificates will be met.

                                    RATINGS

     The Class II-A-1 Certificates are currently rated "AAA" by Fitch, Inc. and Standard & Poor's, a division of The McGraw-Hill Companies, Inc. See "Ratings" in the Prospectus Supplement.

                            METHOD OF DISTRIBUTION

     The Supplement is to be used by Countrywide Securities Corporation, an affiliate of CWMBS, Inc. and Countrywide Home Loans, Inc., in connection with offers and sales relating to market making transactions in the Class II-A-1 Certificates in which Countrywide Securities Corporation acts as principal. Countrywide Securities Corporation may also act as agent in such transactions. Sales will be made at prices relating to the prevailing prices at the time of sale.

                                   EXHIBIT 1


                                 Loan Group 1


                                       Mortgage Rates (1)
----------------------------------------------------------------------------------------------------
                                            Number of     Aggregate Principal     Percent of Loan
           Mortgage Rates (%)             Mortgage Loans  Balance Outstanding         Group 1
----------------------------------------------------------------------------------------------------
6.125                                             3             $474,651.42              0.82%
6.250                                             1              $73,385.42              0.13
6.500                                             3             $292,497.26              0.50
6.625                                             6             $616,431.79              1.06
6.750                                             9           $1,019,473.21              1.76
6.875                                            32           $3,700,803.58              6.37
7.000                                            69           $7,738,564.97             13.33
7.125                                            83           $8,273,014.83             14.25
7.250                                           167          $19,226,925.62             33.12
7.350                                             1              $86,821.97              0.15
7.375                                           152          $16,551,303.58             28.51
                                          --------------  -------------------     ------------------
                               Total            526          $58,053,873.65            100.00%
                                          ==============  ===================     ==================
________________________________________________________
(1)  The Lender PMI Mortgage Loans in Loan Group 1 are shown at the Mortgage
     Rates net of the interest premium charged by the related lenders. As of the Reference Date, the weighted average Mortgage Rate of the Mortgage
     Loans in Loan Group 1 (as so adjusted) is expected to be approximately
     7.101%. Without such adjustment, the weighted average Mortgage Rate of the Mortgage Loans in Loan Group 1 is expected to be approximately 7.181%
     per annum.



                                  Original Loan-to-Value Ratios (1)
----------------------------------------------------------------------------------------------------
                                            Number of     Aggregate Principal     Percent of Loan
    Original Loan-to-Value Ratios (%)     Mortgage Loans  Balance Outstanding         Group 1
----------------------------------------------------------------------------------------------------
50.00 and below                                  34           $2,953,818.60              5.09%
50.01-55.00                                      15           $1,676,293.22              2.89
55.01-60.00                                      17           $1,652,651.38              2.85
60.01-65.00                                      20           $2,103,687.35              3.62
65.01-70.00                                      22           $2,421,047.45              4.17
70.01-75.00                                      64           $7,607,014.58             13.10
75.01-80.00                                     234          $26,864,764.83             46.28
80.01-85.00                                      20           $1,723,397.11              2.97
85.01-90.00                                      48           $5,144,112.00              8.86
90.01-95.00                                      51           $5,820,265.16             10.03
95.01-99.99                                       1              $86,821.97              0.15
                                          --------------  -------------------     ------------------
                               Total            526          $58,053,873.65            100.00%
                                          ==============  ===================     ==================
________________________________________________________
(1)   The weighted average original Loan-to-Value Ratio of the Mortgage Loans in Loan Group 1 is
      expected to be approximately 76.68%.


                                      10

                            Current Mortgage Loan Principal Balances (1)
----------------------------------------------------------------------------------------------------
                                            Number of     Aggregate Principal     Percent of Loan
      Current Mortgage Loan Amounts       Mortgage Loans  Balance Outstanding         Group 1
----------------------------------------------------------------------------------------------------
      $ 0.00 to $ 50,000                         33           $1,410,429.30              2.43%
 $ 50,000.01 to $100,000                        211          $16,426,778.67             28.30
 $100,000.01 to $150,000                        179          $21,921,283.99             37.76
 $150,000.01 to $200,000                         92          $15,992,261.15             27.55
 $200,000.01 to $250,000                         11           $2,303,120.54              3.97
                                          --------------  -------------------     ------------------
                               Total            526          $58,053,873.65            100.00%
                                          ==============  ===================     ==================
________________________________________________________
(1)   As of the Reference Date, the average current principal balance for
      Mortgage Loans in Loan Group 1 is expected to be approximately $110,369.



                                Documentation Program for Mortgage Loans
----------------------------------------------------------------------------------------------------
                                            Number of     Aggregate Principal     Percent of Loan
             Type of Program              Mortgage Loans  Balance Outstanding         Group 1
----------------------------------------------------------------------------------------------------
Full / Alternative                              340          $37,408,165.74             64.44%
No Income / No Asset                             13           $1,120,151.73              1.93
Reduced                                         149          $17,038,902.62             29.35
Streamlined                                      24          $ 2,486,653.56              4.28
                                          --------------  -------------------     ------------------
                               Total            526          $58,053,873.65            100.00%
                                          ==============  ===================     ==================



                                    Types of Mortgaged Properties
----------------------------------------------------------------------------------------------------
                                            Number of     Aggregate Principal     Percent of Loan
              Property Type               Mortgage Loans  Balance Outstanding         Group 1
----------------------------------------------------------------------------------------------------
Single Family                                   416          $45,722,018.76             78.76%
Planned Unit Development                         67           $7,924,428.06             13.65
Condominium                                      30           $2,896,800.65              4.99
2-4 Family                                       10           $1,099,723.66              1.89
Hi Rise Condo                                     3             $410,902.52              0.71
                                          --------------  -------------------     ------------------
                               Total            526          $58,053,873.65            100.00%
                                          ==============  ===================     ==================



                                         Occupancy Types (1)
----------------------------------------------------------------------------------------------------
                                            Number of     Aggregate Principal     Percent of Loan
             Occupancy Type               Mortgage Loans  Balance Outstanding         Group 1
----------------------------------------------------------------------------------------------------
Primary Residence                               495          $55,274,427.40             95.21%
Investor Property                                20           $1,683,507.07              2.90
Secondary Residence                              11           $1,095,939.18              1.89
                                          --------------  -------------------     ------------------
                               Total            526          $58,053,873.65            100.00%
                                          ==============  ===================     ==================
________________________________________________________
(1)  Based upon representations of the related mortgagors at the time of origination.



                                      11

                             State Distribution of Mortgaged Properties (1)
----------------------------------------------------------------------------------------------------
                                            Number of     Aggregate Principal     Percent of Loan
                  State                   Mortgage Loans  Balance Outstanding         Group 1
----------------------------------------------------------------------------------------------------
Arizona                                          15           $1,566,899.71              2.70%
California                                       73           $9,811,670.47             16.90
Colorado                                         17           $2,085,436.23              3.59
Florida                                          30           $2,887,083.81              4.97
Idaho                                            15           $1,539,288.55              2.65
Illinois                                         14           $1,838,386.25              3.17
Maryland                                         11           $1,474,697.24              2.54
Michigan                                         21           $1,938,781.23              3.34
Minnesota                                        13           $1,247,438.49              2.15
New Jersey                                       15           $2,147,075.87              3.70
New Mexico                                       17           $1,628,581.13              2.81
North Carolina                                   13           $1,337,318.81              2.30
Ohio                                             18           $1,697,922.94              2.92
Oregon                                           18           $2,024,356.27              3.49
Pennsylvania                                     25           $2,572,275.18              4.43
Tennessee                                        19           $1,751,836.37              3.02
Texas                                            34           $3,140,977.02              5.41
Virginia                                         10           $1,248,461.41              2.15
Washington                                       38           $4,489,262.90              7.73
Other (Less than 2%)                            110          $11,626,123.77             20.03
                                          --------------  -------------------     ------------------
                               Total            526          $58,053,873.65            100.00%
                                          ==============  ===================     ==================
________________________________________________________
(1)  Other includes 31 other states and the District of Columbia with under 2%
     concentrations individually. No more than approximately 0.80% of the
     Mortgage Loans in Loan Group 1 will be secured by Mortgaged Properties located in any one postal zip code area.



                                   Purpose of Mortgage Loans
----------------------------------------------------------------------------------------------------
                                            Number of     Aggregate Principal     Percent of Loan
              Loan Purpose                Mortgage Loans  Balance Outstanding         Group 1
----------------------------------------------------------------------------------------------------
Purchase                                        189          $20,637,102.48             35.55%
Refinance (rate/term)                           122          $13,620,215.34             23.46
Refinance (cash out)                            215          $23,796,555.83             40.99
                                          --------------  -------------------     ------------------
                               Total            526          $58,053,873.65            100.00%
                                          ==============  ===================     ==================



                                      12

                                 Remaining Terms to Maturity (1)
----------------------------------------------------------------------------------------------------
   Remaining Term to Maturity (Months)      Number of     Aggregate Principal     Percent of Loan
                                          Mortgage Loans  Balance Outstanding         Group 1
----------------------------------------------------------------------------------------------------
319                                               3             $367,463.38              0.63%
318                                             104          $11,762,591.12             20.26
317                                             171          $18,708,387.11             32.23
316                                             119          $13,281,522.39             22.88
315                                              83           $8,983,900.76             15.48
314                                              28           $2,835,672.29              4.88
313                                               1             $166,864.56              0.29
311                                               2             $287,816.03              0.50
310                                               6             $685,453.18              1.18
283                                               1              $86,821.97              0.15
256                                               1              $82,441.52              0.14
255                                               1             $154,352.40              0.27
198                                               1             $119,528.17              0.21
197                                               3             $254,595.51              0.44
196                                               1             $186,188.32              0.32
195                                               1              $90,274.94              0.16
                                          --------------  -------------------     ------------------
                               Total            526          $58,053,873.65            100.00%
                                          ==============  ===================     ==================
________________________________________________________
(1)  As of the Reference Date, the weighted average remaining term to maturity of the Mortgage Loans in Loan Group 1 is expected to be approximately 315 months.


                                      13

                                       Loan Group 2

                                     Mortgage Rates (1)
----------------------------------------------------------------------------------------------------
                                            Number of     Aggregate Principal     Percent of Loan
           Mortgage Rates (%)             Mortgage Loans  Balance Outstanding         Group 2
----------------------------------------------------------------------------------------------------
7.500                                           320          $34,563,537.12             23.07%
7.625                                           234          $25,264,775.67             16.86
7.750                                           291          $30,767,481.52             20.53
7.875                                           218          $21,027,443.29             14.03
8.000                                           131          $11,687,679.30              7.80
8.125                                            54           $4,825,359.95              3.22
8.250                                           136          $10,730,640.98              7.16
8.375                                            74           $6,083,980.87              4.06
8.500                                            48           $3,792,331.46              2.53
8.625                                             3             $220,381.53              0.15
8.750                                             6             $575,072.03              0.38
8.875                                             2             $106,199.97              0.07
9.000                                             4             $191,059.13              0.13
                                          --------------  -------------------     ------------------
                               Total          1,521         $149,835,942.82            100.00%
                                          ==============  ===================     ==================
________________________________________________________
(1)  The Lender PMI Mortgage Loans in Loan Group 2 are shown at the Mortgage
     Rates net of the interest premium charged by the related lenders. As of the Reference Date, the weighted average Mortgage Rate of the Mortgage
     Loans in Loan Group 2 (as so adjusted) is expected to be approximately
     7.791%. Without such adjustment, the weighted average Mortgage Rate of the Mortgage Loans in Loan Group 2 is expected to be approximately 7.808%
     per annum.



                                Original Loan-to-Value Ratios (1)
----------------------------------------------------------------------------------------------------
                                            Number of     Aggregate Principal     Percent of Loan
    Original Loan-to-Value Ratios (%)     Mortgage Loans  Balance Outstanding         Group 2
----------------------------------------------------------------------------------------------------
0.01-50.00                                      101           $8,737,727.72              5.83%
50.01-55.00                                      40           $4,722,639.96              3.15
55.01-60.00                                      52           $5,408,067.03              3.61
60.01-65.00                                      79           $8,437,189.99              5.63
65.01-70.00                                     120          $11,629,561.90              7.76
70.01-75.00                                     305          $30,555,067.88             20.39
75.01-80.00                                     409          $44,020,566.96             29.38
80.01-85.00                                     112           $9,780,992.16              6.53
85.01-90.00                                     250          $21,824,619.47             14.57
90.01-95.00                                      46           $4,012,251.43              2.68
95.01-100.00                                      7             $707,258.32              0.47
                                          --------------  -------------------     ------------------
                               Total          1,521         $149,835,942.82            100.00%
                                          ==============  ===================     ==================
________________________________________________________
(1)  The weighted average original Loan-to-Value Ratio of the Mortgage Loans in Loan Group 2 is expected to be approximately 74.66%.





                                      14

                         Current Mortgage Loan Principal Balances (1)
----------------------------------------------------------------------------------------------------
                                            Number of     Aggregate Principal     Percent of Loan
      Current Mortgage Loan Amounts       Mortgage Loans  Balance Outstanding         Group 2
----------------------------------------------------------------------------------------------------
     $ 0.00 to $ 50,000                         183           $6,942,049.30              4.63%
$ 50,000.01 to $100,000                         698          $51,810,204.02             34.58
$100,000.01 to $150,000                         427          $52,601,904.35             35.11
$150,000.01 to $200,000                         166          $28,520,796.65             19.03
$200,000.01 to $250,000                          47           $9,960,988.50              6.65
                                          --------------  -------------------     ------------------
                               Total          1,521         $149,835,942.82            100.00%
                                          ==============  ===================     ==================
________________________________________________________
(1)  As of the Reference Date, the average current principal balance for
     Mortgage Loans in Loan Group 2 is expected to be approximately $98,511.



                              Documentation Program for Mortgage Loans
----------------------------------------------------------------------------------------------------
                                            Number of     Aggregate Principal     Percent of Loan
             Type of Program              Mortgage Loans  Balance Outstanding         Group 2
----------------------------------------------------------------------------------------------------
Full / Alternative                              675          $60,566,584.54             40.42%
No Income / No Asset                            105           $9,365,356.76              6.25
Reduced                                         734          $78,940,295.40             52.68
Streamlined                                       7             $963,706.12              0.64
                                          --------------  -------------------     ------------------
                               Total          1,521         $149,835,942.82            100.00%
                                          ==============  ===================     ==================



                                   Types of Mortgaged Properties
----------------------------------------------------------------------------------------------------
                                            Number of     Aggregate Principal     Percent of Loan
              Property Type               Mortgage Loans  Balance Outstanding         Group 2
----------------------------------------------------------------------------------------------------
Single Family                                  1051         $102,741,752.63             68.57%
2-4 Family                                      216          $21,746,968.41             14.51
Planned Unit Development                        170          $18,043,376.85             12.04
Condominium                                      75           $6,368,511.18              4.25
Hi Rise Condominium                               9             $935,333.75              0.62
                                          --------------  -------------------     ------------------
                               Total          1,521         $149,835,942.82            100.00%
                                          ==============  ===================     ==================



                                       Occupancy Types (1)
----------------------------------------------------------------------------------------------------
                                            Number of     Aggregate Principal     Percent of Loan
             Occupancy Type               Mortgage Loans  Balance Outstanding         Group 2
----------------------------------------------------------------------------------------------------
Primary Residence                              1059         $111,291,036.32             74.28%
Investor Property                               438          $36,628,168.53             24.45
Second Residence                                 24           $1,916,737.97              1.28
                                          --------------  -------------------     ------------------
                               Total          1,521         $149,835,942.82            100.00%
                                          ==============  ===================     ==================
________________________________________________________
(1)  Based upon representations of the related mortgagors at the time of origination.



                                      15

                         State Distribution of Mortgaged Properties (1)
----------------------------------------------------------------------------------------------------
                                            Number of     Aggregate Principal     Percent of Loan
                  State                   Mortgage Loans  Balance Outstanding         Group 2
----------------------------------------------------------------------------------------------------
Arizona                                          50           $4,711,567.26              3.14%
California                                      175          $23,334,725.96             15.57
Colorado                                         82           $8,981,380.88              5.99
Florida                                         154          $12,713,794.62              8.49
Illinois                                         52           $5,047,527.07              3.37
Massachusetts                                    41           $4,648,678.09              3.10
Michigan                                         58           $5,186,634.64              3.46
Nevada                                           37           $4,011,334.33              2.68
New Jersey                                       42           $4,280,712.24              2.86
New Mexico                                       39           $4,121,771.35              2.75
New York                                         36           $3,992,684.19              2.66
North Carolina                                   38           $3,380,955.24              2.26
Ohio                                             62           $5,081,811.37              3.39
Oregon                                           39           $4,324,012.14              2.89
Pennsylvania                                     48           $4,797,539.11              3.20
Tennessee                                        35           $3,044,072.88              2.03
Texas                                           127          $10,486,456.91              7.00
Utah                                             31           $3,313,577.29              2.21
Washington                                       53           $6,274,660.31              4.19
      Other (Less than 2%)                      322          $28,102,046.94             18.76
                                          --------------  -------------------     ------------------
                               Total          1,521         $149,835,942.82            100.00%
                                          ==============  ===================     ==================
________________________________________________________
(1)  Other includes 31 other states and the District of Columbia with under 2%
     concentrations individually. No more than approximately 0.80% of the
     Mortgage Loans in Loan Group 2 will be secured by Mortgaged Properties located in any one postal zip code area.



                                   Purpose of Mortgage Loans
----------------------------------------------------------------------------------------------------
                                            Number of     Aggregate Principal     Percent of Loan
              Loan Purpose                Mortgage Loans  Balance Outstanding         Group 2
----------------------------------------------------------------------------------------------------
Construction                                      1               184770.44              0.12%
Purchase                                        704             63621387.93             42.46
Refinance (rate/term)                           283             30886512.84             20.61
Refinance (cash out)                            533          $55,143,271.61             36.80
                                          --------------  -------------------     ------------------
                               Total          1,521         $149,835,942.82            100.00%
                                          ==============  ===================     ==================


                                      16


                                 Remaining Terms to Maturity (1)
----------------------------------------------------------------------------------------------------
                                            Number of     Aggregate Principal     Percent of Loan
   Remaining Term to Maturity (Months)    Mortgage Loans  Balance Outstanding         Group 2
----------------------------------------------------------------------------------------------------
319                                              10           $1,134,448.74              0.76%
318                                             568          $57,358,246.56             38.28
317                                             550          $53,905,679.43             35.98
316                                             207          $20,896,884.81             13.95
315                                              55           $4,976,511.76              3.32
314                                              27           $2,095,058.44              1.40
313                                              13           $1,153,398.81              0.77
312                                               6             $454,116.58              0.30
311                                               5             $396,255.37              0.26
310                                              28           $2,909,172.52              1.94
309                                              11           $1,060,289.66              0.71
308                                               4             $365,575.98              0.24
306                                               1             $137,609.83              0.09
304                                               2             $134,807.83              0.09
298                                               1              $92,731.55              0.06
292                                               1             $121,751.76              0.08
290                                               1             $187,746.44              0.13
258                                               2             $222,358.10              0.15
257                                               2             $105,520.90              0.07
256                                               1              $86,604.75              0.06
198                                              11             $926,694.65              0.62
197                                              11             $851,301.57              0.57
196                                               3             $232,598.48              0.16
195                                               1              $30,578.30              0.02
                                          --------------  -------------------     ------------------
                               Total          1,521         $149,835,942.82            100.00%
                                          ==============  ===================     ==================
________________________________________________________
(1)  As of the Reference Date, the weighted average remaining term to maturity of the Mortgage Loans in Loan Group 2 is expected to be approximately 315 months.


                                   EXHIBIT 2


                                                                                                         Distribution Date: 12/25/01

         THE
       BANK OF
         NEW
        YORK

5 Penn Plaza, 16th Fl.
NEW YORK, NY 10001                                      Countrywide Home Loans
                                                  Mortgage Pass-Through Certificates
Attn:  Courtney Bartholomew                                 Series 1998-12
       212-328-7569
                                            Certificateholder Monthly Distribution Summary
-----------------------------------------------------------------------------------------------------
                                        Certificate                        Pass
                           Class           Rate          Beginning        Through       Principal
 Class      Cusip       Description        Type           Balance        Rate (%)     Distribution
-----------------------------------------------------------------------------------------------------
  1A1     12669ATD6        Senior       Fix-30/360    54,621,434.46        6.750000   1,582,505.25
  2A1     12669ATE4        Senior       Fix-30/360    52,954,329.35        6.750000   4,707,287.03
  2A2     12669ATF1        Senior       Fix-30/360    15,797,265.07        6.500000   1,404,271.60
  2A3     12669ATG9        Senior       Fix-30/360    25,876,205.30        6.750000   1,399,691.40
  2A4     12669ATH7        Senior       Fix-30/360    46,054,753.00        6.750000           0.00
  2A5     12669ATJ3        Senior       Fix-30/360     1,755,251.47        9.000000     156,030.16
   PO     12669ATK0       Strip PO      Fix-30/360       259,907.05        0.000000       9,465.48
   X1     12669AWR1       Strip IO      Fix-30/360    45,027,078.36        0.265432           0.00
   X2     12669AWR1       Strip IO      Fix-30/360   157,535,308.64        0.794362           0.00
   M      12669ATP9        Senior       Fix-30/360     6,600,665.39        6.750000      12,236.49
   B1     12669ATQ7        Senior       Fix-30/360     5,683,906.44        6.750000      10,536.98
   B2     12669ATR5        Senior       Fix-30/360     3,483,684.63        6.750000       6,458.15
   B3     12669AWF7        Senior       Fix-30/360     2,016,869.45        6.750000       3,738.93
   B4     12669AWG5        Senior       Fix-30/360       916,759.01        6.750000       1,699.51
   B5     12669AWH3        Senior       Fix-30/360     1,165,468.24        6.750000       2,160.57
   Y      12669AWS9        Senior       Fix-30/360             0.00        0.000000           0.00
   AR     12669ATN4        Senior       Fix-30/360             0.00        6.750000           0.00
-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------
 Totals                                              217,186,498.86                   9,296,081.55
-----------------------------------------------------------------------------------------------------

(Table continued)

-----------------------------------------------------------------------------------------------------
                                                          Current                       Cumulative
                          Interest         Total         Realized          Ending        Realized
 Class      Cusip       Distribution    Distribution      Losses           Balance        Losses
-----------------------------------------------------------------------------------------------------
  1A1     12669ATD6       307,245.57    1,889,750.82           0.00    53,038,929.21         0.00
  2A1     12669ATE4       297,868.10    5,005,155.13           0.00    48,247,042.32         0.00
  2A2     12669ATF1        85,568.52    1,489,840.12           0.00    14,392,993.46         0.00
  2A3     12669ATG9       145,553.65    1,545,245.05           0.00    24,476,513.91         0.00
  2A4     12669ATH7       259,057.99      259,057.99           0.00    46,054,753.00         0.00
  2A5     12669ATJ3        13,164.39      169,194.55           0.00     1,599,221.31         0.00
   PO     12669ATK0             0.00        9,465.48           0.00       250,441.58         0.00
   X1     12669AWR1         9,959.68        9,959.68           0.00    44,138,066.00         0.00
   X2     12669AWR1       104,283.41      104,283.41           0.00    149,835,942.80        0.00
   M      12669ATP9        37,128.74       49,365.23           0.00     6,588,428.90         0.00
   B1     12669ATQ7        31,971.97       42,508.95           0.00     5,673,369.46         0.00
   B2     12669ATR5        19,595.73       26,053.88           0.00     3,477,226.48         0.00
   B3     12669AWF7        11,344.89       15,083.82           0.00     2,013,130.52         0.00
   B4     12669AWG5         5,156.77        6,856.28           0.00       915,059.51         0.00
   B5     12669AWH3         6,555.76        8,716.33         599.56     1,163,307.67   259,702.76
   Y      12669AWS9             0.00            0.00           0.00             0.00         0.00
   AR     12669ATN4             0.00            0.00           0.00             0.00         0.00
-----------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------
 Totals                 1,334,455.17   10,630,536.72         599.56    207,890,417.33  259,702.76
-----------------------------------------------------------------------------------------------------


                                                                                                         Distribution Date: 12/25/01

         THE
       BANK OF
         NEW
        YORK

5 Penn Plaza, 16th Fl.
NEW YORK, NY 10001                                      Countrywide Home Loans
                                                  Mortgage Pass-Through Certificates
Attn:  Courtney Bartholomew                                 Series 1998-12
       212-328-7569

                                                     Principal Distribution Detail
--------------------------------------------------------------------------------------------------------------
                              Original        Beginning        Scheduled                      Unscheduled
                             Certificate     Certificate       Principal       Accretion       Principal
  Class        Cusip           Balance         Balance       Distribution      Principal      Adjustments
--------------------------------------------------------------------------------------------------------------
   1A1       12669ATD6      85,178,650.00    54,621,434.46     1,582,505.25           0.00             0.00
   2A1       12669ATE4     134,084,803.00    52,954,329.35     4,707,287.03           0.00             0.00
   2A2       12669ATF1      40,000,000.00    15,797,265.07     1,404,271.60           0.00             0.00
   2A3       12669ATG9      50,000,000.00    25,876,205.30     1,399,691.40           0.00             0.00
   2A4       12669ATH7      46,054,753.00    46,054,753.00             0.00           0.00             0.00
   2A5       12669ATJ3       4,444,444.00     1,755,251.47       156,030.16           0.00             0.00
    PO       12669ATK0         341,627.00       259,907.05         9,465.48           0.00             0.00
    X1       12669AWR1      71,121,001.00    45,027,078.36             0.00           0.00             0.00
    X2       12669AWR1     290,565,108.00   157,535,308.64             0.00           0.00             0.00
    M        12669ATP9       6,859,131.00     6,600,665.39        12,236.49           0.00             0.00
    B1       12669ATQ7       5,906,474.00     5,683,906.44        10,536.98           0.00             0.00
    B2       12669ATR5       3,620,097.00     3,483,684.63         6,458.15           0.00             0.00
    B3       12669AWF7       2,095,845.00     2,016,869.45         3,738.93           0.00             0.00
    B4       12669AWG5         952,657.00       916,759.01         1,699.51           0.00             0.00
    B5       12669AWH3       1,524,293.00     1,165,468.24         2,160.57           0.00             0.00
    Y        12669AWS9               0.00             0.00             0.00           0.00             0.00
    AR       12669ATN4             100.00             0.00             0.00           0.00             0.00
--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------
  Totals                   381,062,874.00   217,186,498.86     9,296,081.55           0.00             0.00
--------------------------------------------------------------------------------------------------------------

(Table continued)

---------------------------------------------------------------------------------------------------
                               Net            Current            Ending             Ending
                            Principal        Realized          Certificate       Certificate
  Class        Cusip       Distribution       Losses             Balance            Factor
---------------------------------------------------------------------------------------------------
   1A1       12669ATD6       1,582,505.25           0.00       53,038,929.21       0.62267867840
   2A1       12669ATE4       4,707,287.03           0.00       48,247,042.32       0.35982483653
   2A2       12669ATF1       1,404,271.60           0.00       14,392,993.46       0.35982483650
   2A3       12669ATG9       1,399,691.40           0.00       24,476,513.91       0.48953027820
   2A4       12669ATH7               0.00           0.00       46,054,753.00       1.00000000000
   2A5       12669ATJ3         156,030.16           0.00        1,599,221.31       0.35982483051
    PO       12669ATK0           9,465.48           0.00          250,441.58       0.73308484663
    X1       12669AWR1               0.00           0.00       44,138,066.00       0.62060524148
    X2       12669AWR1               0.00           0.00      149,835,942.80       0.51567080380
    M        12669ATP9          12,236.49           0.00        6,588,428.90       0.96053405366
    B1       12669ATQ7          10,536.98           0.00        5,673,369.46       0.96053406127
    B2       12669ATR5           6,458.15           0.00        3,477,226.48       0.96053406414
    B3       12669AWF7           3,738.93           0.00        2,013,130.52       0.96053406430
    B4       12669AWG5           1,699.51           0.00          915,059.51       0.96053406945
    B5       12669AWH3           2,160.57         599.56        1,163,307.67       0.76317851817
    Y        12669AWS9               0.00           0.00                0.00       0.00000000000
    AR       12669ATN4               0.00           0.00                0.00       0.00000000000
---------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------
  Totals                     9,296,081.55         599.56      207,890,417.33
---------------------------------------------------------------------------------------------------


                                                                                                         Distribution Date: 12/25/01

         THE
       BANK OF
         NEW
        YORK

5 Penn Plaza, 16th Fl.
NEW YORK, NY 10001                                      Countrywide Home Loans
                                                  Mortgage Pass-Through Certificates
Attn:  Courtney Bartholomew                                 Series 1998-12
       212-328-7569

                                                     Interest Distribution Detail
----------------------------------------------------------------------------------------------
               Beginning           Pass             Accrued       Cumulative
              Certificate         Through           Optimal         Unpaid       Deferred
   Class        Balance          Rate (%)           Interest       Interest      Interest
----------------------------------------------------------------------------------------------
    1A1        54,621,434.46     6.750000           307,245.57        0.00          0.00
    2A1        52,954,329.35     6.750000           297,868.10        0.00          0.00
    2A2        15,797,265.07     6.500000            85,568.52        0.00          0.00
    2A3        25,876,205.30     6.750000           145,553.65        0.00          0.00
    2A4        46,054,753.00     6.750000           259,057.99        0.00          0.00
    2A5         1,755,251.47     9.000000            13,164.39        0.00          0.00
    PO            259,907.05     0.000000                 0.00        0.00          0.00
    X1         45,027,078.36     0.265432             9,959.68        0.00          0.00
    X2        157,535,308.64     0.794362           104,283.41        0.00          0.00
     M          6,600,665.39     6.750000            37,128.74        0.00          0.00
    B1          5,683,906.44     6.750000            31,971.97        0.00          0.00
    B2          3,483,684.63     6.750000            19,595.73        0.00          0.00
    B3          2,016,869.45     6.750000            11,344.89        0.00          0.00
    B4            916,759.01     6.750000             5,156.77        0.00          0.00
    B5          1,165,468.24     6.750000             6,555.76        0.00          0.00
     Y                  0.00     0.000000                 0.00        0.00          0.00
    AR                  0.00     6.750000                 0.00        0.00          0.00
-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------

  Totals      217,186,498.86                      1,334,455.17        0.00          0.00
---------------------------------------------------------------------------------------------

(Table continued)

----------------------------------------------------------------------------------
                 Total             Net            Unscheduled
               Interest         Prepayment          Interest          Interest
   Class          Due         Int Shortfall        Adjustment           Paid
----------------------------------------------------------------------------------
    1A1        307,245.57          0.00                0.00         307,245.57
    2A1        297,868.10          0.00                0.00         297,868.10
    2A2         85,568.52          0.00                0.00          85,568.52
    2A3        145,553.65          0.00                0.00         145,553.65
    2A4        259,057.99          0.00                0.00         259,057.99
    2A5         13,164.39          0.00                0.00          13,164.39
    PO               0.00          0.00                0.00               0.00
    X1           9,959.68          0.00                0.00           9,959.68
    X2         104,283.41          0.00                0.00         104,283.41
     M          37,128.74          0.00                0.00          37,128.74
    B1          31,971.97          0.00                0.00          31,971.97
    B2          19,595.73          0.00                0.00          19,595.73
    B3          11,344.89          0.00                0.00          11,344.89
    B4           5,156.77          0.00                0.00           5,156.77
    B5           6,555.76          0.00                0.00           6,555.76
     Y               0.00          0.00                0.00               0.00
    AR               0.00          0.00                0.00               0.00
----------------------------------------------------------------------------------

----------------------------------------------------------------------------------

  Totals     1,334,455.17          0.00                0.00       1,334,455.17
----------------------------------------------------------------------------------



         THE
       BANK OF
         NEW
        YORK

5 Penn Plaza, 16th Fl.
NEW YORK, NY 10001                                      Countrywide Home Loans
                                                  Mortgage Pass-Through Certificates
Attn:  Courtney Bartholomew                                 Series 1998-12
       212-328-7569

                                                      Current Payment Information
                                                          Factors per $1,000
---------------------------------------------------------------------------------------------------------
                                      Original              Beginning Cert.
                                     Certificate               Notional               Principal
  Class           Cusip                Balance                  Balance              Distribution
---------------------------------------------------------------------------------------------------------
   1A1          12669ATD6               85,178,650.00             641.257339271          18.578660850
   2A1          12669ATE4              134,084,803.00             394.931626587          35.106790051
   2A2          12669ATF1               40,000,000.00             394.931626672          35.106790050
   2A3          12669ATG9               50,000,000.00             517.524106025          27.993827900
   2A4          12669ATH7               46,054,753.00           1,000.000000000           0.000000000
   2A5          12669ATJ3                4,444,444.00             394.931620625          35.106790051
    PO          12669ATK0                  341,627.00             760.791896434          27.707049914
    X1          12669AWR1               71,121,001.00             633.105239337           0.000000000
    X2          12669AWR1              290,565,108.00             542.168706093           0.000000000
    M           12669ATP9                6,859,131.00             962.318024604           1.783970885
    B1          12669ATQ7                5,906,474.00             962.318032553           1.783971283
    B2          12669ATR5                3,620,097.00             962.318035746           1.783971534
    B3          12669AWF7                2,095,845.00             962.318036756           1.783972574
    B4          12669AWG5                  952,657.00             962.318037853           1.783968417
    B5          12669AWH3                1,524,293.00             764.595942309           1.417424340
    Y           12669AWS9                        0.00               0.000000000           0.000000000
    AR          12669ATN4                      100.00               0.000000000           0.000000000
---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------

  Totals                               381,062,874.00             569.949249005          24.395138399
---------------------------------------------------------------------------------------------------------

(Table continued)

---------------------------------------------------------------------------------------------------------
                                                              Ending Cert.                Pass
                                        Interest                Notional                 Through
  Class           Cusip               Distribution              Balance                 Rate (%)
---------------------------------------------------------------------------------------------------------
   1A1          12669ATD6               3.607072533            622.678678401                6.750000
   2A1          12669ATE4               2.221490400            359.824836525                6.750000
   2A2          12669ATF1               2.139212978            359.824836500                6.500000
   2A3          12669ATG9               2.911073096            489.530278200                6.750000
   2A4          12669ATH7               5.625000000          1,000.000000000                6.750000
   2A5          12669ATJ3               2.961987155            359.824830507                9.000000
    PO          12669ATK0               0.000000000            733.084846631                0.000000
    X1          12669AWR1               0.140038476            620.605241481                0.265432
    X2          12669AWR1               0.358898615            515.670803805                0.794362
    M           12669ATP9               5.413038888            960.534053658                6.750000
    B1          12669ATQ7               5.413038933            960.534061269                6.750000
    B2          12669ATR5               5.413038951            960.534064142                6.750000
    B3          12669AWF7               5.413038957            960.534064303                6.750000
    B4          12669AWG5               5.413038963            960.534069450                6.750000
    B5          12669AWH3               4.300852175            763.178518172                6.750000
    Y           12669AWS9               0.000000000              0.000000000                0.000000
    AR          12669ATN4               0.000000000              0.000000000                6.750000
---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------

  Totals                                3.501929107            545.554110658
---------------------------------------------------------------------------------------------------------



         THE
       BANK OF
         NEW
        YORK

5 Penn Plaza, 16th Fl.
NEW YORK, NY 10001                                      Countrywide Home Loans
                                                  Mortgage Pass-Through Certificates
Attn:  Courtney Bartholomew                                 Series 1998-12
       212-328-7569

Pool Level Data
Distrbution Date                                                                                           12/25/01
Cut-off Date                                                                                                 6/1/98
Determination Date                                                                                          12/1/01
Accrual Period                                                                   Begin                      11/1/01
                                                                                 End                        12/1/01
Number of Days in Accrual Period                                                                                 30

--------------------------------------------------------------------------------
                            Collateral Information
--------------------------------------------------------------------------------
Group 1
-------
Cut-Off Date Balance                                                                                   0,497,766.22

Beginning Aggregate Pool Stated Principal Balance                                                      9,651,188.96
Ending Aggregate Pool Stated Principal Balance                                                         8,053,873.65

Beginning Aggregate Certificate Stated Principal Balance                                               7,186,498.88
Ending Aggregate Certificate Stated Principal Balance                                                  7,890,417.33

Beginning Aggregate Loan Count                                                                                  539
Loans Paid Off or Otherwise Removed Pursuant to Pooling and Servicing Agreement                                  13
Ending Aggregate Loan Count                                                                                     526

Beginning Weighted Average Loan Rate (WAC)                                                                7.259205%
Ending Weighted Average Loan Rate (WAC)                                                                   7.261185%

Beginning Net Weighted Average Loan Rate                                                                  6.920948%
Ending Net Weighted Average Loan Rate                                                                     6.922086%

Weighted Average Maturity (WAM) (Months)                                                                        315

Servicer Advances                                                                                         18,635.62

Aggregate Pool Prepayment                                                                              1,530,437.66
Pool Prepayment Rate                                                                                    26.7942 CPR

Group 2
-------
Cut-Off Date Balance                                                                                   0,565,108.01

Beginning Aggregate Pool Stated Principal Balance                                                      7,535,308.62
Ending Aggregate Pool Stated Principal Balance                                                         9,835,942.82

Beginning Aggregate Certificate Stated Principal Balance                                               7,186,498.88
Ending Aggregate Certificate Stated Principal Balance                                                  7,890,417.33

Beginning Aggregate Loan Count                                                                                 1587



         THE
       BANK OF
         NEW
        YORK

5 Penn Plaza, 16th Fl.
NEW YORK, NY 10001                                      Countrywide Home Loans
                                                  Mortgage Pass-Through Certificates
Attn:  Courtney Bartholomew                                 Series 1998-12
       212-328-7569

Group 2
-------
Loans Paid Off or Otherwise Removed Pursuant to Pooling and Servicing Agreement                                  66
Ending Aggregate Loan Count                                                                                    1521

Beginning Weighted Average Loan Rate (WAC)                                                                7.820847%
Ending Weighted Average Loan Rate (WAC)                                                                   7.825595%

Beginning Net Weighted Average Loan Rate                                                                  7.544362%
Ending Net Weighted Average Loan Rate                                                                     7.549058%

Weighted Average Maturity (WAM) (Months)                                                                        315

Servicer Advances                                                                                         37,417.42

Aggregate Pool Prepayment                                                                              7,364,567.62
Pool Prepayment Rate                                                                                    43.7025 CPR

--------------------------------------------------------------------------------
                            Certificate Information
--------------------------------------------------------------------------------
Group 1
-------
Senior Percentage                                                                                      .9687750556%
Senior Prepayment Percentage                                                                           .0000000000%

Subordinate Percentage                                                                                 .0312249444%
Subordinate Prepayment Percentage                                                                      .0000000000%

Group 2
-------
Senior Percentage                                                                                      .4164313620%
Senior Prepayment Percentage                                                                           .0000000000%

Subordinate Percentage                                                                                 .5835686380%
Subordinate Prepayment Percentage                                                                      .0000000000%

Certificate Account

Beginning Balance                                                                                              0.00

Deposit
Payments of Interest and Principal                                                                     0,512,614.98
Liquidation Proceeds                                                                                     164,372.26
All Other Proceeds                                                                                             0.00
Other Amounts                                                                                                  0.00
                                                                                                       ------------
Total Deposits                                                                                         0,676,987.24




         THE
       BANK OF
         NEW
        YORK

5 Penn Plaza, 16th Fl.
NEW YORK, NY 10001                                      Countrywide Home Loans
                                                  Mortgage Pass-Through Certificates
Attn:  Courtney Bartholomew                                 Series 1998-12
       212-328-7569

Withdrawals
Reimbursement of Servicer Advances                                                                             0.00
Payment of Master Servicer Fees                                                                          154,458.42
Payment of Sub Servicer Fees                                                                               6,235.21
Payment of Other Fees                                                                                     48,079.44
Payment of Insurance Premium(s)                                                                                0.00
Payment of Personal Mortgage Insurance                                                                         0.00
Other Permitted Withdrawal per the Pooling and Service Agreement                                               0.00
Payment of Principal and Interest                                                                      0,630,536.70
                                                                                                       ------------
Total Withdrawals                                                                                      0,839,309.77

Ending Balance                                                                                          -114,243.09

Prepayment Compensation
Total Gross Prepayment Interest Shortfall                                                                  5,031.86
Compensation for Gross PPIS from Servicing Fees                                                            5,031.86
Other Gross PPIS Compensation                                                                                  0.00
                                                                                                       ------------
Total Net PPIS (Non-Supported PPIS)                                                                            0.00

Master Servicing Fees Paid                                                                               154,458.42
Sub Servicing Fees Paid                                                                                    6,235.21
Insurance Premium(s) Paid                                                                                      0.00
Personal Mortgage Insurance Fees Paid                                                                          0.00
Other Fees Paid                                                                                           48,079.44
                                                                                                       ------------
Total Fees                                                                                               208,773.07





----------------------------------------------------------------------------------------------
                                   Delinquency Information
----------------------------------------------------------------------------------------------

Group 1
-------

Delinquency                                           30 - 59 Days          60 - 89 Days         90+ Days                    Totals
-----------                                           ------------          ------------         --------                    ------
Scheduled Principal Balance                           1,880,609.45            469,220.11        74,596.25              2,424,425.81
Percentage of Total Pool Balance                         3.239421%             0.808249%        0.128495%                 4.176165%
Number of Loans                                                 21                     4                1                        26
Percentage of Total Loans                                3.992395%             0.760456%        0.190114%                 4.942966%




         THE
       BANK OF
         NEW
        YORK

5 Penn Plaza, 16th Fl.
NEW YORK, NY 10001                                      Countrywide Home Loans
                                                  Mortgage Pass-Through Certificates
Attn:  Courtney Bartholomew                                 Series 1998-12
       212-328-7569


Foreclosure
Scheduled Principal Balance                                   0.00               0.00                0.00             165,629.12
Percentage of Total Pool Balance                          0.000000%          0.000000%           0.000000%              0.285302%
Number of Loans                                                  0                  0                   0                      1
Percentage of Total Loans                                 0.000000%          0.000000%           0.000000%              0.190114%

Bankruptcy

Scheduled Principal Balance                                   0.00               0.00                0.00                   0.00
Percentage of Total Pool Balance                          0.000000%          0.000000%           0.000000%              0.000000%
Number of Loans                                                  0                  0                   0                      0
Percentage of Total Loans                                 0.000000%          0.000000%           0.000000%              0.000000%

REO

Scheduled Principal Balance                                   0.00               0.00                0.00                   0.00
Percentage of Total Pool Balance                          0.000000%          0.000000%           0.000000%              0.000000%
Number of Loans                                                  0                  0                   0                      0
Percentage of Total Loans                                 0.000000%          0.000000%           0.000000%              0.000000%

Book Value of all REO Loans                                                                                                 0.00
Percentage of Total Pool Balance                                                                                       0.000000%

Current Realized Losses                                                                                                     0.00
Additional Gains (Recoveries)/Losses                                                                                        0.00
Total Realized Losses                                                                                                     737.87

Group 2
-------

Delinquency                                           30 - 59 Days          60 - 89 Days         90+ Days                    Totals
-----------                                           ------------          ------------         --------                    ------
Scheduled Principal Balance                           3,799,591.50           740,779.00         42,853.08              4,583,223.58
Percentage of Total Pool Balance                         2.535834%            0.494393%         0.028600%                 3.058828%
Number of Loans                                                 33                    6                 1                        40
Percentage of Total Loans                                2.169625%            0.394477%         0.065746%                 2.629849%

Foreclosure
-----------
Scheduled Principal Balance                                   0.00                 0.00              0.00                400,880.46
Percentage of Total Pool Balance                          0.000000%            0.000000%         0.000000%                 0.267546%
Number of Loans                                                  0                    0                 0                         3
Percentage of Total Loans                                 0.000000%            0.000000%         0.000000%                 0.197239%

Bankruptcy
----------
Scheduled Principal Balance                                   0.00                 0.00              0.00                      0.00
Percentage of Total Pool Balance                          0.000000%            0.000000%         0.000000%                 0.000000%
Number of Loans                                                  0                    0                 0                         0
Percentage of Total Loans                                 0.000000%            0.000000%         0.000000%                 0.000000%


         THE
       BANK OF
         NEW
        YORK

5 Penn Plaza, 16th Fl.
NEW YORK, NY 10001                                      Countrywide Home Loans
                                                  Mortgage Pass-Through Certificates
Attn:  Courtney Bartholomew                                 Series 1998-12
       212-328-7569


REO
---
Scheduled Principal Balance                                0.00                  0.00                0.00                   0.00
Percentage of Total Pool Balance                       0.000000%             0.000000%           0.000000%              0.000000%
Number of Loans                                               0                     0                   0                      0
Percentage of Total Loans                              0.000000%             0.000000%           0.000000%              0.000000%

Book Value of all REO Loans                                                                                                 0.00
Percentage of Total Pool Balance                                                                                       0.000000%

Current Realized Losses                                                                                                   599.56
Additional Gains (Recoveries)/Losses                                                                                        0.00
Total Realized Losses                                                                                                 306,097.58
-----------------------------------------------------------------------------------
                   Subordination/Credit Enhancement Information
-----------------------------------------------------------------------------------

Protection                                                                                       Original                   Current
----------                                                                                       --------                   -------
Bankruptcy Loss                                                                                       0.00                     0.00
Bankruptcy Percentage                                                                             0.000000%                0.000000%
Credit/Fraud Loss                                                                                     0.00             3,810,628.74
Credit/Fraud Loss Percentage                                                                     0.000000%                1.833004%
Special Hazard Loss                                                                                   0.00                     0.00
Special Hazard Loss Percentage                                                                    0.000000%                0.000000%

Credit Support                                                                                    Original                  Current
--------------                                                                                   --------                   -------
Class A                                                                                     381,062,874.00           207,890,417.33
Class A Percentage                                                                              100.000000%              100.000000%
